LICENSE AND MANUFACTURING AGREEMENT


      THIS LICENSE AND MANUFACTURING AGREEMENT (the "Agreement") is made and entered into as of this 16 day of January, 1997 (the
                                    ----
"Effective Date"), by and between PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Paradigm") and O.B.F. LABS, LTD., a United Kingdom corporation ("Manufacturer"). Paradigm and Manufacturer are also referred to herein, individually, as "party," and collectively, as "parties."

                            RECITALS

      WHEREAS, Paradigm is a company engaged in the production, distribution, and sale of ophthalmic products throughout the world and is capable of supplying technical products, services and support to the medical and health care industry;

      WHEREAS, Manufacturer is an engineer and manufacturer of medical and health care products, including an ophthalmic tonometer (the "Tonometer"); and

      WHEREAS, Paradigm desires to obtain from Manufacturer, and Manufacturer desires to grant to Paradigm, the right to repackage the Tonometer as well as an exclusive license to sell the repackaged tonometer in the United States under Paradigm's tradenames and trademarks and a nonexclusive license to sell the repackaged tonometer worldwide also under Paradigm's tradenames and trademarks;

      NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Definitions. The capitalized terms in this Agreement shall have the following meanings unless otherwise defined herein:

           1.1 "System" shall mean the Tonometer packaged as a subassembly without the module cover which encloses the electronic components, but including the tonometer probe, power cord and modifications thereto.

           1.2   "Disposable Tip" shall mean the plastic
membrane tip attached to the Tonometer probe and packaged as a single unit in a sealed, single-use pack.

           1.3 "Repackaged System" shall mean the System repackaged in a cover designed by or for Paradigm and marketed under tradenames and trademarks selected by Paradigm.

                                      RWM   ADM

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      2.   Right to Repackage.  Manufacturer hereby grants to
Paradigm, the right to repackage the System and sell the Repackaged System under tradenames and trademarks selected by Paradigm.

      3. Ownership of Design and Mark. Manufacturer hereby acknowledges and agrees that the cover designed by or for Paradigm in which the System will be repackaged as well as the tradenames and/or trademarks selected by Paradigm to market the Repackaged System shall be the exclusive property of Paradigm and Manufacturer shall have no rights to, nor ownership interest in such property.

      4. Exclusive License. Manufacturer hereby grants Paradigm the exclusive license to sell the Repackaged System in the United States during the Term or any Renewed Term of this Agreement (as defined in paragraph 13 below). Manufacturer shall not grant any other person or entity the right to repackage the System and sell such repackaged System in the United States. Notwithstanding the foregoing, Manufacturer shall be entitled to sell the Tonometer directly or indirectly in the United States during the Term or any Renewed Term of this Agreement under its own tradenames and trademarks. Further, Manufacturer shall be entitled to license other persons or entities to repackage the System for marketing in any country other than the United States and its territories provided that such persons or entities are expressly restricted from selling such repackaged Systems directly or indirectly in the United States.

      5. Non-exclusive Right. Manufacturer hereby grants to Paradigm, the non-exclusive right to sell the Repackaged System throughout the world in any country during the Term or any Renewed Term of this Agreement (as defined in paragraph 13 below).

      6. Development and Manufacturing. Manufacturer shall manufacture and produce the System so that Paradigm can repackage the System in a cover. Manufacturer shall bear the reasonable expenses, if any, of packaging the System as subassembly. Manufacturer shall notify Paradigm of all changes from time to time made to the System and shall supply Paradigm with written notice and information concerning such changes. Each party shall keep its own master engineering and medical device files.

      7. Quality Control. Manufacturer will perform product testing, burn-in, calibration and quality assurance inspections for the System to comply with regulatory standards and product performance specifications prescribed by Paradigm. Manufacturer will keep accurate records that comply with regulatory standards of the Food, Drug and Cosmetics Act for each System or other product manufactured and make copies of the same available to Paradigm for its product history and reporting records. Paradigm shall be entitled to integrate Manufacturer's Quality Manual or portions thereof into its own Quality Manual.

                                      RWM   ADM

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      8.   Regulatory Approval.  Paradigm shall perform or be
responsible for all clinical evaluations, testing and documentation related to regulatory approvals as may be required to market the Repackaged System in the United States. Notwithstanding the foregoing, Manufacturer will make available to authorized representatives of the United States Food and Drug Administration ("FDA"), all documents reasonably necessary to demonstrate FDA Good Manufacturing Practice ("GMP") requirements and will make all reasonable efforts to comply with FDA GMP requirements. Paradigm shall also be permitted to seek regulatory approval from authorized representatives of any other governmental or regulatory body which may oversee or control the sell of the Repackaged System. Manufacturer shall make available all documents reasonably necessary to satisfy the requirements of such body and obtain marketing approval for the Repackaged System. Manufacturer will also make any and all other testing records and documents pertaining to the System or any subarrangement thereof, available for their inspection and copying.

      9. Service and Training. Paradigm shall be responsible for performing field service and maintenance of the Repackaged System. Manufacturer shall train Paradigm's designated service technicians and sales personnel in training classes at Paradigm's offices in Salt Lake City, Utah and pursuant to terms mutually agreed to by both parties.

      10.  Price & Purchase Requirements.

           10.1 Systems. For a period of one year from the date Paradigm shall purchase at least 12 Systems by January 31, 1998; an additional 24 Systems by January 31, 1999; and an additional 24 Systems by January 31, 2000. Notwithstanding the foregoing, there is no limit to the number of Systems Paradigm may purchase. Paradigm shall purchase each completed System for $4,700 (the "Fixed Purchase Price"). Paradigm shall pay the Fixed Purchase Price of each System within thirty (30) days after receipt of an invoice.

           10.2  Beta Tonometers.  Paradigm shall purchase two
(2) Tonometers within thirty (30) days from the Effective Date of this Agreement for evaluation and engineering and design purposes. Manufacturer shall sell the two Tonometers, including the tonometer probes, all accessories, manuals and four (4) cases of Disposable Tips, to Paradigm for $13,200.

      11. Disposable Tip Resales. Manufacturer hereby grants Paradigm a license to sell the Disposable Tip in any country throughout the world and agrees to sell the Disposable Tip to Paradigm at Manufacturer's usual and customary, wholesale prices during the Term and any Renewed Terms of this Agreement (as defined in paragraph 13 below) and for at least two (2) years following the termination or expiration of this Agreement. Manufacturer further agrees not sell the Disposable Tip to purchasers or owners of the Repackaged System and to restrict any and all licensees from

                                      RWM   ADM

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selling the Disposable Tip to purchasers or owners of the
Repackaged System.

      12.  Warranty and Service.

           12.1 Warranty. For a period of one year from the date of purchase of the Repackaged System by a Paradigm customer, Manufacturer shall provide replacement parts or replace defective parts or components of the System only at no cost to Paradigm or the purchaser of the Repackaged System within ten (10) days after notification by Paradigm. Manufacturer's warranties shall include the implied warranty of merchantability and fitness for a particular purpose.

           12.2 Field Service. Paradigm will coordinate all customer service communications, product delivery to and from customers, field service and service billing (post-warranty where available).

           12.3 Parts. Manufacturer will make System parts available to Paradigm at Manufacturer's usual and customary, wholesale prices for distribution to field service organizations and Paradigm's dealers or representatives during the Term and any Renewed Terms of this Agreement (as defined in paragraph 13 below) and for at least two (2) years following the termination or expiration of this Agreement.

      13. Term. The term of this Agreement shall commence on the date first above written and shall expire at midnight, United States Mountain Daylight Time, December 31, 2000 (the "Term"). This Agreement shall be automatically renewed thereafter for successive one (1) year additional terms (each, a "Renewed Term") unless either party gives written notice to the other party at least ninety (90) days prior to the expiration of the Term or Renewed Term that the Agreement shall not be renewed.

      14.  Confidentiality; Proprietary Rights.

           14.1 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any customer lists, information, materials, technical data, know-how, or trade secrets of either party, which is disclosed to or learned by or otherwise acquired by the other party prior to or during the Term or any Renewed Term of this Agreement or in the course of the business discussions contemplated hereby.

           14.2  Non-Disclosure of Confidential Information.
The parties agree not to use the Confidential Information for their own use or for any purpose except as provided for in this
Agreement.   The parties agree not to disclose Confidential
Information to any third party. The parties agree that they will protect the confidentiality of, and take all reasonable steps to prevent unauthorized disclosure or use of, the Confidential Information to prevent it from falling into the public domain or the public

                                      RWM   ADM

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literature or to prevent it from falling into the possession of unauthorized persons or entities. Without limiting the generality of the foregoing, the parties agree to take the same steps and use the same methods to prevent the unauthorized use or disclosure of the Confidential Information as the other party takes to protect its secret, confidential, or proprietary information and data, including causing their employees, agents, consultants and representatives to agree to abide by the conditions and promises made in this Agreement. Each party will promptly notify the other party in writing of any misappropriation or misuse by any person or entity of the Confidential Information that comes to either party's attention.

           14.3  Return of Materials.  Any Confidential
information or other information, materials, or documents of either party that are furnished to the other party hereunder or were derived from the Confidential Information or such information or materials will be promptly returned to the other party, accompanied by all copies of such Confidential Information or such other information, materials, or documents made by the party or in the party's possession or under the party's control, at the earlier of the other party's request for return of the same or the termination of this Agreement excluding any documents required to be maintained by any regulatory agency.

           14.4 Legal Remedies. It is understood and agreed that no failure or delay by any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. It is further understood and agreed that money damages will not be a sufficient remedy for any breach of this Section 13 by either party or any employees, agents, consultants or representatives of that party and that the other party will be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach of this Agreement.

      15.  Miscellaneous.

           15.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties that is not embodied in this Agreement or in the documents referred to herein, and neither of the parties shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not set forth or referred to herein.

           15.2  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the United States and the state of Utah.

                                      RWM   ADM

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           15.3   Amendments; Waiver.  This Agreement may not be
amended, modified, superseded or canceled, nor may any of the terms, covenants, representations, warranties, conditions or agreements herein be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of either of the parties at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either of the parties of any condition, or of any breach of any term, covenant, representation, warranty, condition or agreement contained herein, shall be deemed to be or shall be construed to be a waiver or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty, condition or agreement hereof.

           15.4 Headings; Construction. The captions and headings contained herein are for convenience of reference only, and shall not in any way affect the meaning or interpretation of this Agreement. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties based upon authorship of any of the provisions hereof.

           15.5 Counterparts. This Agreement may be executed by facsimile and may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

           15.6 Attorneys' Fees. In the event either of the parties shall bring an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the subject matter hereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party in such action all reasonable costs and expenses of such action, including, without limitation, attorneys' fees, costs of investigation, accounting and other costs reasonably incurred or related to such action, in such amount as may be determined in the discretion of the arbitrator(s).

           15.7 Severability. In the event any provision hereof is determined to be illegal or unenforceable for any reason whatsoever, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

           15.8 Further Assurances. The parties each hereby covenant and agree that, from time to time, after the date hereof, at the reasonable request of either party, and without further consideration, they will execute and deliver such other documents and instruments and take such other action as may be reasonably required to carry out in all respects the subject matter hereof and the intent of this Agreement.

                                      RWM   ADM

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           15.9  Notices.  All notices, demands and other
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given and received (a) immediately if delivered personally, (b) upon completed transmission, if faxed, (c) the following business day, if sent by overnight courier, or (d) upon receipt if mailed. All such notices shall be addressed to the parties at the addresses and/or fax numbers listed below. Either party may change the address and/or the fax number to which communications are to be directed by giving written notice to the other party in the manner provided herein.

TO PARADIGM:          PARADIGM MEDICAL INDUSTRIES, INC.
                      1772 West 2300 South
                      Salt Lake City, Utah 84119
                      Attn: Thomas F. Motter, President
                      Fax No. (801) 977-8973

With a copy to:       Randall A. Mackey, Esq.
                      Mackey Price & Williams
                      900 First Interstate Plaza
                      170 South Main Street
                      Salt Lake City, Utah 84101-1655
                      Fax No. (801) 575-5006

TO MANUFACTURER:      David Massey, Director
                      O.B.F. Labs (UF) Ltd.
                      Unit 6, Malmesbury Business Park
                      Beutlel Way
                      Malmesbury, Wiltshire SN165JU ENGLAND
                      Fax No. 44 (0) 1666 823763

           15.10 No Third-Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties and their respective successors or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either of the parties, nor shall any provision hereof give any third person any right of subrogation or action over or against either of the parties.

           15.11 Force Majeure. Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of the Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In addition, in the event of the applicability of this Section 14.11, the party failing or delaying performance shall use its best efforts to expeditiously eliminate, cure and overcome any of such causes and resume performance of its obligations.

                                      RWM   ADM

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           15.12  Relationship of the Parties.  Notwithstanding
any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer or agent of the other party and shall not bind nor attempt to bind the other party to any contract or agreement.

           15.13 Successors and Assigns. This agreement shall be binding on all successors and assigns of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                      PARADIGM MEDICAL INDUSTRIES, INC.,
                      a Delaware corporation


                      By: Robert W. Millar
                      Title: Vice President


                      O.B.F. LABS, LTD., a United Kingdom
                      corporation


                      By: A. D. Massey
                      Title: Director_